Exhibit 99.1

FOR IMMEDIATE RELEASE

                  Media Contact:             Investor Contact:
                  Lori M. Milovich           David W. Carlson
                  Director, Public &         Executive Vice President &
                  Investor Relations         Chief Financial Officer
                  GameStop Corp.             GameStop Corp.
                  (817) 424-2130             (817) 424-2130

                  GameStop Corp. Reports Record Sales for 2004

                           Fiscal 2004 Sales Grow 17%

                EPS, Before Special Charges, Grows 10.4% In Line
                             with Revised Guidance

                            Guidance for 2005 Issued

Grapevine, TX (March 23, 2005)--GameStop Corp. (NYSE: GME; GME.B), the nation's largest video game and entertainment software specialty retailer, today reported record sales and earnings for the fourth quarter and for the full year ended January 29, 2005.

GameStop Corp. sales were $1,842.8 million for fiscal 2004, an increase of 16.7% over fiscal 2003 sales of $1,578.8 million. On a comparable store basis, sales increased 1.7% during fiscal 2004. For the fourth quarter ended January 29, 2005, total sales increased 13.3% to $708.7 million, in comparison to $625.4 million in the prior year quarter. Comparable store sales increased 0.2% during the quarter, with total video game software sales increasing by 14% for the quarter and 22% for the full year.

Before special charges as detailed on Schedule I, fiscal 2004 earnings per diluted share were $1.17, an increase of 10.4%, as compared to $1.06 per diluted share in the prior fiscal year. For the fourth quarter of 2004 earnings per diluted share were $0.70, as compared to $0.67 per diluted share in the fourth quarter of 2003. These earnings were at the high end of our previously revised guidance.

GameStop Corp.                                                           Page 2
March 23, 2005

Earnings after special charges were $34.5 million, or $0.64 per diluted share, for the fourth quarter of 2004, and $60.9 million, or $1.05 per diluted share, for the full year.

"2004 was a superb year for GameStop with record sales, not withstanding the severe, and universal, shortage of hardware for all systems throughout the important fourth quarter," said R. Richard Fontaine, Chairman and Chief Executive Officer. "Last year GameStop opened 338 new stores, our most aggressive and successful new store roll-out ever, and this year we plan to continue our rapid growth initiatives by opening between 370 to 400 new stores."

"GameStop's new and used business model continues to be refined and generate a superior return on investment while generating significant cash flows. We finished the year with a strong balance sheet and a $171 million cash balance. Finally, we continue to grow our market share, positioning GameStop to be an even more important retailer in a fast-growing business with a bright future."

GUIDANCE FOR FIRST QUARTER AND FULL YEAR 2005
While much of the industry is already looking ahead to major new system launches in late 2005 and early 2006, GameStop believes that the continued demand for the slimmed down PlayStation 2, and the excitement generated by the launch of Sony's first ever multi-function hand held system, PlayStation Portable (PSP), combined with demand for legacy software titles, will provide the Company with significant product excitement to make 2005 another strong year.

For the first quarter of fiscal 2005, the company expects comparable store sales to range from +5.0% to +7.0%, while diluted earnings per share are expected to range from $0.16 to $0.17. For the fiscal year ending January 28, 2006, sales are expected to grow between 15% and 20%, with comparable store sales ranging from flat to 5%. Diluted earnings per share for the full year are expected to range from $1.30 to $1.40, an increase of 11% to 20%. GameStop notes that the wide range of guidance is due to its inability to control or predict the timing of release of new platforms, as well as the initial allocations.

Fiscal 2005 guidance is before any charges related to expensing the estimated fair value of stock options which should commence in the third quarter of 2005.

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March 23, 2005

LEASE ACCOUNTING
The Company, similar to many other retailers, has revised its method of accounting for rent expense (and related deferred rent liability) and leasehold improvements funded by landlord incentives for allowances under operating leases (tenant improvement allowances) to conform to generally accepted accounting principles, as recently clarified by the Chief Accountant of the SEC in a February 7, 2005 letter to the American Institute of Certified Public Accountants. A one-time, non-cash, after-tax adjustment of $3.3 million was made in the fourth quarter of fiscal 2004 to correct the calculation of straight-line rent expense. For all stores opened since the beginning of fiscal 2002, the Company has calculated straight-line rent expense using the initial lease term, but was depreciating leasehold improvements over the initial lease term plus the option periods. The Company is correcting its calculation of straight-line rent expense to include the impact of escalating rents for periods in which we are reasonably assured of exercising lease options and to include any "rent holiday" period the lease allows while the store is being constructed. The company is also correcting its calculation of depreciation expense for leasehold improvements for those leases which do not include an option period. The impact of these corrections on fiscal 2002 and 2003 was not material and the adjustments do not affect historical or future cash flows or the timing of payments under related leases.

In addition, the Company is changing its classification of tenant improvement allowances on the balance sheets and statements of cash flows. Like many other retailers, the Company has historically classified tenant improvement allowances as reductions of property and equipment on the Company's balance sheet, as reductions in depreciation and amortization in the Company's statements of operations and as reductions in capital expenditures, an investing activity, on the Company's statements of cash flows. In order to comply with the provisions of FASB Technical Bulletin No. 88-1, "Issues Relating to Accounting for Leases" (FTB 88-1), however, the Company will classify tenant improvement allowances as deferred rent liabilities (in long-term liabilities) on the Company's balance sheet, as a reduction of rent expense (in selling, general and administrative expenses) in the statements of operations and as an operating activity on the statements of cash flows. The effect of this correction increased property and equipment and long-term liabilities on the Company's balance sheets by $4.7 million as of January 29, 2005 and $3.3 million as of January 31, 2004, and increased net cash flows provided by operating activities and increased net cash

GameStop Corp.                                                           Page 4
March 23, 2005

flows used in investing activities in the Company's statements of cash flows by $2.3 million, $1.5 million and $1.1 million in fiscal 2004, 2003 and 2002, respectively. The effect of this correction on the Company's statements of operations was not material in fiscal 2004, 2003 or 2002.

CONFERENCE CALL AND WEBCAST INFORMATION
A conference call with GameStop Corp.'s management will be simulcast on the Web at (http://www.gamestop.com/investor-relations/) beginning at 11:00 AM ET on March 23, 2005, and will be accessible at (http://www.gamestop.com/investor-relations/), where it will be archived until April 6, 2005.

About GameStop Corp.
Headquartered in Grapevine, TX, GameStop Corp. (NYSE: GME; GME.B) is the nation's largest video game and entertainment software specialty retailer, based on the number of U.S. stores and U.S. revenues. The company operates 1,826 retail stores throughout the 50 states, the District of Columbia, Puerto Rico and Ireland, primarily under the GameStop(R) brand. In addition, the company owns a commerce-enabled Web property, GameStop.com, and Game Informer(R) magazine, a leading video and computer game publication.

GameStop Corp. sells the most popular new software, hardware and game accessories for the PC and next generation video game systems from Sony, Nintendo, and Microsoft, and is also the industry's largest reseller of used video games. In addition, the company sells computer and video game magazines and strategy guides, action figures, and other related merchandise to more than 30 million customers.

General information on GameStop Corp. can be obtained via the Internet by visiting the company's corporate Website:
http://www.gamestop.com/investor-relations/

SAFE HARBOR
This press release (including the attached schedules) contains "forward-looking statements." GameStop Corp. is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to

GameStop Corp.                                                           Page 5
March 23, 2005

risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, seasonality, decreased consumer demand for the company's products, possible disruptions in the company's computer or telephone systems, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, possible disruptions or delays in successfully transferring the company's headquarters and distribution center to a new facility during 2005, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company's online and other initiatives, the successful integration of acquired businesses, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, product shortages, and other factors which may be outside of the company's control. In addition, the video game industry has historically been cyclical in nature and dependent upon the introduction of new generation systems and related interactive software. Please refer to the company's reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.

                                     # # #
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March 23, 2005


                                 GameStop Corp.
                            Statements of Operations
                      (in thousands, except per share data)

                                          13 weeks                13 weeks
                                           ended                    ended
                                      January 29, 2005        January 31, 2004
                                     -----------------        ----------------

Sales                               $       708,740          $      625,381
Cost of sales                               527,622                 461,705
                                     ---------------          --------------
   Gross profit                             181,118                 163,676

Selling, general and administrative
    expenses                                114,302                  90,041
Depreciation and amortization                10,836                   8,680
                                     ---------------          --------------
Operating earnings                           55,980                  64,955

Interest expense (income), net                  489                    (156)
                                     ---------------          --------------

Earnings before income
     tax expense                             55,491                  65,111
Income tax expense                           20,974                  25,554
                                     ---------------          --------------

Net earnings                        $        34,517          $       39,557
                                     ===============          ==============

Earnings per common share:
     Basic                          $          0.68          $         0.71
     Diluted                        $          0.64          $         0.67

Weighted average common shares
     outstanding:
     Basic                                   50,702                  55,705
     Diluted                                 54,155                  59,195

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GameStop Corp.                                                           Page 7
March 23, 2005


Percentage of sales:
-------------------

Sales                                         100.0%                 100.0%
Cost of sales                                  74.4%                  73.8%
                                      ---------------          -------------

Gross profit                                   25.6%                  26.2%

SG&A expenses                                  16.1%                  14.4%
Depreciation and amortization                   1.6%                   1.4%
                                      ---------------          -------------

Operating earnings                              7.9%                  10.4%


Interest expense (income), net                  0.1%                      -
                                      ---------------          -------------

Earnings before income
  tax expense                                   7.8%                  10.4%

Income tax expense                              2.9%                   4.1%
                                      ---------------          -------------

Net earnings                                    4.9%                   6.3%
                                      ===============          =============

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GameStop Corp.                                                           Page 8
March 23, 2005


                                 GameStop Corp.
                            Statements of Operations
                      (in thousands, except per share data)

                                           52 weeks               52 weeks
                                            ended                  ended
                                        January 29, 2005        January 31, 2004
                                        ----------------        ----------------
Sales                                  $       1,842,806        $      1,578,838
Cost of sales                                  1,328,611               1,142,264
                                        ----------------        ----------------

   Gross profit                                  514,195                 436,574

Selling, general and administrative
    expenses                                     378,029                 302,703
Depreciation and amortization                     37,019                  29,487
                                        ----------------        ----------------

Operating earnings                                99,147                 104,384
Interest expense (income), net                       236                   (804)
                                        ----------------        ----------------

Earnings before income
  tax expense                                     98,911                 105,188

Income tax expense                                37,985                  41,721
                                        ----------------        ----------------


Net earnings                           $          60,926        $         63,467
                                        ================        ================

Earnings per common share:

     Basic                             $            1.11        $           1.13
     Diluted                           $            1.05        $           1.06

Weighted average common shares
     outstanding:
     Basic                                        54,662                  56,330
     Diluted                                      57,796                  59,764

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GameStop Corp.                                                           Page 9
March 23, 2005


Percentage of sales:
-------------------

Sales                                   100.0%               100.0%
Cost of sales                            72.1%                72.4%
                                   ------------          -----------

Gross profit                             27.9%                27.6%

SG&A expenses                            20.5%                19.2%
Depreciation and amortization             2.0%                 1.8%
                                   ------------          -----------

Operating earnings                        5.4%                 6.6%

Interest expense (income), net               -                    -
                                   ------------          -----------

Earnings before income
   tax expense                            5.4%                 6.6%

Income tax expense                        2.1%                 2.6%
                                   ------------          -----------

Net earnings                              3.3%                 4.0%
                                   ============          ===========

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GameStop Corp.                                                           Page 10
March 23, 2005

                                 GameStop Corp.
                                 Balance Sheets
                      (in thousands, except per share data)

                                           January 29,          January 31,
                                              2005                 2004
                                         ---------------      --------------
ASSETS:
Current assets:
    Cash and cash equivalents            $      170,992       $     204,905
    Receivables, net                              9,812               9,545
    Merchandise inventories                     216,296             223,526
    Prepaid expenses and
     other current assets                        18,400              14,340
    Prepaid taxes                                 3,053              12,775
    Deferred taxes                                5,435               7,661
                                          --------------       -------------
       Total current assets                     423,988             472,752
                                          --------------       -------------

Property and equipment:
    Land                                          2,000                   -
    Leasehold improvements                      106,428              64,227
    Fixtures and equipment                      184,536             131,556
                                          --------------       -------------
                                                292,964             195,783
    Less accumulated depreciation
      and amortization                          124,565              88,487
                                          --------------       -------------
       Net property and equipment               168,399             107,296
                                          --------------       -------------
Goodwill, net                                   320,888             320,826
Other noncurrent assets                           1,708               1,315
                                          --------------       -------------
       Total other assets                       322,596             322,141
                                          --------------       -------------
       Total assets                      $      914,983       $     902,189
                                          ==============       =============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
    Accounts payable                     $      206,739       $     204,011
    Accrued liabilities                          94,983              79,839
    Note payable, current portion                12,173                   -
                                          --------------       -------------
       Total current liabilities                313,895             283,850

Deferred taxes                                   20,257              17,731
Note payable, long-term portion                  24,347                   -
Other long-term liabilities                      13,473               6,575
                                          --------------       -------------
                                                 58,077              24,306
                                          --------------       -------------
       Total liabilities                        371,972             308,156
                                          --------------       -------------
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GameStop Corp.                                                           Page 11
March 23, 2005


Stockholders' equity:
Preferred stock - authorized
   5,000 shares; no shares
   issued or outstanding                                  -                   -
Class A common stock - $.001
   par value; authorized
   300,000 shares; 24,189 and
   22,993 shares issued,
   respectively                                          24                  23
Class B common stock - $.001
   par value; authorized
   100,000 shares; 29,902
   and 36,009 shares issued,
   respectively                                          30                  36

Additional paid-in-capital                          500,769             510,597
Accumulated other comprehensive income                  567                 296
Retained earnings                                    91,621             118,087
Treasury stock, at cost,
   3,263 and 2,304 shares, respectively             (50,000)            (35,006)
                                            ---------------       -------------
   Total stockholders' equity               $       543,011             594,033
                                            ---------------       -------------
   Total liabilities and
    stockholders' equity                    $      914,983        $     902,189
                                            ===============       =============

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GameStop Corp.                                                           Page 12
March 23, 2005


                                 GameStop Corp.
                                Retail Sales Mix



                                       52 weeks                    52 weeks
                                        ended                       ended
                                   January 29, 2005            January 31, 2004
                                   ----------------            ----------------

Video Game Hardware                        16%                         16%
Video Game Software                        66%                         63%
Video Game Accessories                     11%                         12%
PC Software                                 5%                          6%
PC Accessories and Other                    2%                          3%




                                       13 weeks                   13 weeks
                                        ended                      ended
                                   January 29, 2005            January 31, 2004
                                   ----------------            ----------------

Video Game Hardware                        18%                         18%
Video Game Software                        63%                         63%
Video Game Accessories                     12%                         12%
PC Software                                 5%                          5%
PC Accessories and Other                    2%                          2%


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GameStop Corp.                                                           Page 13
March 23, 2005


                                   Schedule I
                                 GameStop Corp.
                           Schedule of Special Charges
                                 (in thousands)

                                        13 weeks              52 weeks
                                         ended                 ended
                                    January 29, 2005       January 29, 2005
                                    ----------------       -----------------

California class action
 settlement costs                    $           -          $       2,750

Spin-off professional fees                       -                  2,800

Cumulative adjustment for
 change in accounting for
 operating leases                            5,373                  5,373
                                     -------------          -------------
Total special charges                $       5,373          $      10,923
                                     =============          =============


California class action
 settlement costs, net of
 income taxes                        $           -          $       1,708

Spin-off professional fees,
 net of income taxes                             -                  1,739

Cumulative adjustment for
 change in accounting
 for operating leases,
 net of income taxes                         3,312                  3,312
                                     -------------          -------------


Total special charges,
 net of income taxes                 $       3,312          $       6,759
                                     =============          =============


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GameStop Corp.                                                           Page 14
March 23, 2005



                                   Schedule II
                                 GameStop Corp.
                        Reconciliation of Special Charges
                      (in thousands, except per share data)

                                                13 weeks           Percentage
                                                 ended                  Of
                                             January 29, 2005          Sales
                                             ----------------      -----------

Selling, general and administrative expenses    $   114,302          16.1%
Less: Special charges                                (5,134)         (0.7%)
                                                -----------         ------

Selling, general and administrative expenses
    excluding special charges                   $   109,168          15.4%
                                                ===========         ======

Depreciation and amortization                   $    10,836           1.6%
Less: Special charges                                  (239)             -
                                                -----------         ------

Depreciation and amortization excluding
    special charges                             $    10,597           1.6%

Operating earnings                              $    55,980           7.9%
Add: Special charges                                  5,373           0.7%
                                                -----------         ------

Operating earnings excluding special charges    $    61,353           8.6%
                                                ===========         ======


Net earnings                                    $    34,517           4.9%
Add: Special charges, net of income taxes             3,312           0.4%
                                                -----------         ------

Net earnings excluding special charges, net of
    income taxes                                $    37,829           5.3%
                                                ===========         ======


Net earnings per common share - diluted         $      0.64
Add: Special charges per common share -
    diluted                                     $      0.06
                                                -----------
Net earnings excluding special charges per
    common share - diluted                      $      0.70
                                                ===========

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GameStop Corp.                                                           Page 15
March 23, 2005

                                  Schedule III
                                 GameStop Corp.
                        Reconciliation of Special Charges
                      (in thousands, except per share data)

                                                  52 weeks       Percentage
                                                   ended             Of
                                            January 29, 2005       Sales
                                            ----------------     -----------

Selling, general and administrative expenses    $    378,029         20.5%
Less: Special charges                                (10,684)        (0.6%)
                                                ------------        ------

Selling, general and administrative expenses
    excluding special charges                   $    367,345         19.9%
                                                ============        ======


Depreciation and amortization                   $     37,019          2.0%
Less: Special charges                                   (239)           -
                                                ------------        ------

Depreciation and amortization excluding
    special charges                             $     36,780          2.0%
                                                ============        ======


Operating earnings                              $     99,147          5.4%
Add: Special charges                                  10,923          0.6%
                                                ------------        ------

Operating earnings excluding special charges    $    110,070          6.0%
                                                ============        ======


Net earnings                                    $     60,926          3.3%
Add: Special charges, net of income taxes              6,759          0.4%
                                                ------------        ------

Net earnings excluding special charges, net of
    income taxes                                $     67,685          3.7%
                                                ============        ======


Net earnings per common share - diluted         $       1.05
Add: Special charges per common share -
    diluted                                     $       0.12
                                                ------------
Net earnings excluding special charges per
    common share - diluted                      $       1.17
                                                ============